EXHIBIT 23.2
CONSENT OF VALUE INCORPORATED
We hereby consent to all references to our firm and the reports issued by our firm to Affiliated Computer Services, Inc. in this Annual Report on Form 10-K of Affiliated Computer Services, Inc. for the fiscal year ended June 30, 2009 and consent to the incorporation by reference of such Annual Report on form 10-K in the Registration Statement on Form S-3 (File No. 333-68656) and the Registration Statements on Form S-8 (Nos. 333-130157, 333-122607, 333-117941, 333-117536, 333-105284, 333-62030, 333-44764, 333-42385 and 333-143687) of Affiliated Computer Services, Inc.

VALUE INCORPORATED
By:	/s/ David Fuller
Title: Principal

Irving, Texas
August 22, 2009